SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 26, 2001

                                 Liquidix, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                 333-69686                           11-3331350
          (Commission File Number)       (IRS Employer Identification No.)

         16929 E. Enterprise Drive, #206, Fountain Hills, Arizona 85268
               (Address of Principal Executive Offices)(Zip Code)

                                 (480) 816-6140
              (Registrant's Telephone Number, Including Area Code)

                              Learners World, Inc.
                                  369 Avenue U
                            Brooklyn, New York 11223
          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On September 26, 2001 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between Learners World, Inc. (k/n/a Liquidix, Inc.) ("Learners World" or the "Company"), a Florida corporation and Liquidics, Inc. ("Liquidics") a Nevada corporation, the Company acquired all of the shares of Advanced Fluid Systems, Inc. ("Advanced Fluid") from Liquidics. Pursuant to the terms of the Agreement, Liquidics sold Advanced Fluid to Learners World and paid $400,000 to Learners World in consideration for the issuance of 27,000,000 Learners World shares to the Liquidics shareholders. Pursuant to the Agreement, Advanced Fluid became a wholly owned subsidiary of the Company.

On the closing date, Liquidics paid $200,000 to Learners World, delivered all 10,352,961 of the issued and outstanding shares of Advanced Fluid to Learners World and received 12,000,000 Learners World shares. The balance of $200,000 is to be paid by Liquidic's to the Company within 45 days of the closing and upon receipt of the balance, Learners World will release an additional 15,000,000 of its shares to Liquidics. Until the balance of $200,000 is paid, Salvatore Casaccio shall have voting power for 15,000,000 of the 27,000,000 shares giving him a majority of the shares of Learners World.

Pursuant to the terms of the Agreement, Salvatore Casaccio resigned as the sole director of the Company and the following individuals were appointed to the Company's Board of Directors: Perry Barker, Jenelle A. Ray, Douglas Brooks and Harold Davis. In addition, Mr. Casaccio resigned as President and Chief Executive Officer and the following individuals were named as officers of the
Company:

         Perry E. Barker- President
         Jenelle A. Ray-Vice President, Secretary and Treasurer
         Douglas Brooks-Vice President-Technical

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and Liquidics on September 26, 2001.

 The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at October 10, 2001, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                         NAME OF                          SHARES OF
TITLE OF CLASS           BENEFICIAL OWNER                 COMMON STOCK          PERCENT OF CLASS
--------------           ----------------                 ------------          ----------------
Common                   Liquidics, Inc.                   27,000,000                    91.68%

Common                   Perry Barker                              (a)                      (a)

Common                   Jenelle Ray                               (b)                      (b)

Common                   Douglas A. Brooks                         (c)                      (c)

DIRECTORS AND
OFFICERS AS A
GROUP                                                              (d)                      (d)

(a) Mr. Perry Barker, an Officer and Director of the Company, does not directly own any shares of the Company. However, Mr. Barker is a six (6%) shareholder of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

(b) Ms. Jenelle Ray, an Officer and Director of the Company, does not directly own any shares of the Company. However, Ms. Ray is a six (6%) percent shareholder of of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

(c) Mr. Douglas Brooks, an Officer and Director of the Company, does not directly own any shares of the Company. However, Mr. Brooks is an eight (8%) shareholder of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

(d) As set forth above, the Officers and Directors of the Company did not directly own any shares of the Company, but collectively own 20% of Liquidics, Inc. which owns 27,000,000 shares of the Company subject to Mr. Casaccio's voting power over 15,000,000 shares until the balance of $200,000 is paid.

The following is a biographical summary of the directors and officers of the
Company:

PERRY E. BARKER, 53, has been President of the Company since September 26, 2001. He has served as Sales and Marketing Manager of Advanced Fluid Systems, London UK since 1996 where his responsibilities focused on international sales and marketing in the Americas and Asia. He has managed direct and indirect sales resources selling to the OEM, end use semiconductor and vacuum industries. From 1994 to 1996 he was a regional sales manager for Balzers in Dallas, Texas. At Balzers he sold capital equipment, components and instrumentation and managed key OEM, and semiconductor end user accounts. From 1991 to 1994 he was the national sales manager for Advanced Vacuum Components in Mountain View, California where he managed a national sales network direct sales and independent agents selling to OEMs, semiconductor manufacturers and vacuum end users. Mr. Barker received his B.A. in Business from Mellon University and served as a Sergeant in the United States Marine Corp. Viet Nam Service.
His professional affiliations include SEMI and the American Vacuum Society.

JENELLE RAY, 50, has served as Vice President, Secretary and Treasurer of the Company since September 26, 2001. She served as the Chief Financial Officer and Vice President of Liquidics and its subsidiaries since 1999. From 1996 to 1999, Ms. Ray served as General Ledger Accountant for World Wide Insurance Brokerage LLC where she prepared monthly financial statements, all journal entries, reconciliations and prepared payroll along with applicable federal and state payroll tax reports. From 1995 to 1996 she was General Ledger Accountant for Premier Administrators, Limited where she prepared monthly financial statements and the unearned premium report and deferred commission reports as well as preparing payroll with applicable federal and state payroll tax reports. From 1990 to 1994 she was a partner at Ray and Associates, LLP where she performed all accounting functions for clients including the preparation of client financial statements and state and federal individual, partnership, corporate estate and trust tax returns. Ms. Ray received her Master of Science in Taxation at the Arizona State University and her BBA in Accounting from Southwest Texas State University. In addition she possesses licenses from the Arizona State Board of Accountancy and Texas State Board of Public Accountancy.

DOUGLAS A. BROOKS, 45, has served as Technical Vice President of the Company since September 26, 2001. He has served as Technical Director of Advanced Fluid Systems Limited since 1991 where his responsibilities included all aspects of product development, manufacture and strategic direction. Mr. Brooks performed research for future product development, all technical matters, design philosophy, product manufacture, sub-contract work, after sales services and financial control fo the product line. He developed the current product lines based on "smart" materials in which properties can be controlled by either and electric or a magnetic field. He managed a staff of seven professionals in the areas of marketing, mechanical design, chemistry, electronic and controls systems. Mr. Brooks received his Ph.D. from Imperial College of Science and Technology, Master of Science in Engineering at University College of North Wales, B.S. in Mechanical Engineering at Portsmouth Polytechnic. Membership of Professional Bodies include Member of the Institute of Mechanical Engineers; Member of the British Society of Rheology and Member of the Institute of Physics
(USA).

The Directors named above will serve until the next annual meeting of the shareholders of the Company in the year 2002. Directors will be elected for one year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Acquisition Agreement, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock (Common Stock) of Advanced Fluid from Liquidics for 27,000,000 shares of $0.001 par value common stock of the Company and the payment of $400,000 from Liquidics to the Company. Pursuant to the Agreement, Advanced Fluid became a wholly owned subsidiary of the Company

Liquidix is the owner of a British Company, Advanced Fluid Systems, Ltd. (AFS). AFS currently is in the industrial products business selling to the semiconductor industry, the vacuum industry and original equipment manufacturers. The Company plans to enhance service to its U.S. customers by setting up and operating a facility in Scottsdale, Arizona in addition to the one currently located in London, England. The Company also plans to set a new division to take advantage of it's technology in the consumer products market, and set up a production facility for the licensed technology in silicon chip processing.

Industrial product

Ferrofluid seals are the present industrial products that the company markets to the industries. The Silicon Valley motto is, "if it moves I don't want it". This attitude is formed due to the propensity of moving parts to wear out. The ferrofluid seal uses a magnetic fluid to form the seal normally provided by an o'ring. While the present product marketed by the company does not eliminate moving parts and wear, its offers a paradyne shift in type of movement by lessening contact between moving parte. This product has been manufactured and sold for at least twenty years.

In the last few years the Company has developed a new product that has gained wide acceptance in the market. Using the basis of the original ferrofluid seal and the customer's needs, the company is manufacturing a Drivethru(R). The Drivethru(R) is a complete plug and go system. Basically what the Company has done is to take a ferrofluid seal and attach a motor and encoder to it so that the customer does not have to do it himself. The seal is already programmed to do the motions that the customer has specified for his application. This process eliminates a lot of time consuming functions for the customer. The customer knows that when the seal is in his possession, he does not have to worry with electrical wires and software before it is operational.

Consumer product

The Consumer product is an active damper "controllable fluid", which senses shock and changes the viscosity of the fluid in the damper to produce an "EZ-Ride". A worldwide patent has been granted to AFS for this technology. The Penske Formula One Racing Team is currently testing twelve-inch long models of the "EZ-Ride" damper. The Company plans to enter the business of supplying bicycle forks for the estimated 13 million unit mountain bike market and then expand to snowmobiles, motor cycles and other recreational and sports vehicles. There are also numerous other uses besides recreation for the damper technology. The "controllable fluid" can be used for seismic event mitigation to help alleviate earthquake and natural disaster damage. The fluid can also be used in artificial limbs and in blade dampers for the rotors of helicopters.

Silicon Chip Processing

The Company has licensed a new method of processing silicon chips. This process lowers the cost of preparing the chip for electronics installation, reduces the size of the chip and dissipates a large portion of the heat from the finished chip. Several large silicon chip manufacturers including Ma Labs and Intel Corp. are presently studying this process. Test data is being developed that will allow marketing to begin shortly. The primary initial market will be for cellular telephone companies.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report is filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

Number            Exhibit

2.1 Stock Purchase Agreement and Share Exchange dated as of September 26, 2001 by and among Learners World, Inc. and Liquidics, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     LIQUIDIX, INC.

                                                     By:/s/ Perry A. Barker
                                                     --------------------------
                                                            Perry A. Barker
                                                            President

October 10, 2001